Exhibit 10.2

PROMISSORY NOTE

$2,115,000	DATE: January 31, 2020

FOR VALUE RECEIVED, the undersigned, Predictive Oncology Inc., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to Carl Schwartz ("Payee"), in lawful money of the United States of America in immediately available funds, the principal sum of Two million one hundred fifteen thousand and 0/100 Dollars ($2,115,000), together with interest at a rate equal to the sum of Twelve percent (12.0%) per annum, in accordance with the terms of this Promissory Note ("Note").

The principal sum of the Note together with any accrued and unpaid interest shall be due and payable in full on September 30, 2020.

The undersigned shall have the right to prepay this Note, in whole or in part, without premium or penalty, The to prepay or in part, without premium or penalty, at any time. Any prepayment shall include interest accrued to the date of such prepayment.

All payments hereunder shall be paid to Payee at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121 or at such other place or places as Payee may from time to time designate in writing.

At the election of Payee or the legal holder hereof and without notice, the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default ("Default") as follows: (i) in the payment, when due and payable (after giving effect to the express subordination provisions hereof), of any installment hereunder, or any portion thereof, in accordance with the terms hereof, or (ii) any insolvency, filing of a petition in bankruptcy, or assignment for the benefit of creditors of Borrower. In the event of a Default, Payee or the legal holder hereof shall be entitled to (a) interest on all overdue payments at eighteen percent (18%) per annum (or the maximum permitted by law, whichever is higher) and (b) reasonable costs of collection, including reasonable attorneys ' fees.

All remedies afforded by law shall be cumulative, and all shall be available to Payee at all times until this Note has been paid and performed in full. No delay or omission of Payee to exercise any right or power under this Note shall impair such right or power to be construed to be a waiver of any Default or acquiescence therein, and any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof or the exercise of any other right or power, and no waiver whatsoever shall be valid unless in writing signed by Payee and then only to the extent in such writing specifically set forth.

The terms and provisions of this Note shall be binding upon Borrower and its successors, assigns and transferees but any such assignment or transfer shall not relieve Borrower of its obligations hereunder.

Borrower hereby waives presentment, demand, notice of nonpayment and protest and all other demands or notices in connection with the acceptance, performance or enforcement of this Note.

The invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof. This Note shall be construed and enforced in accordance with the laws of the State of Minnesota.

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IN WITNESS WHEREOF, Borrower has duly executed this Note on the date first above written.

PREDICTIVE ONCOLOGY, INC.,
a Delaware corporation

By: /s/ Bob Myers
Bob Myers
Its: Chief Financial Officer